OAKWOOD ACCEPTANCE CORPORATION
                          ANNUAL OFFICER'S CERTIFICATE

                        OAKWOOD MORTGAGE INVESTORS, INC.
                  SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES
                                  SERIES 1998-B

Pursuant  to Section  3.13(a) of the  Standard  Terms to Pooling  and  Servicing
Agreement (November 1995 Edition) which is incorporated in the Pooling and Servicing Agreement dated May 1, 1998 among Oakwood Mortgage Investors, Inc., Oakwood Acceptance Corporation (the "Servicer") and PNC Bank, N.A., the undersigned officer of the Servicer hereby certifies that a review of the activities of the Servicer during the period October 1, 1997 through September 30, 1998 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such period.



By:  /s/ Douglas R. Muir

Name:  Douglas R. Muir

Title:  Vice President

Date:  September 30, 1998